Exhibit 99.1

Webcast/Conference Call TODAY, Monday, August 4 at 5:00 p.m. ET

WEBCAST LINK: www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:    800/381-7839 or 212/231-2900 (international callers)

CALL REPLAY:   800/633-8284 or 402/977-9140, passcode: 21727921 (through August 11)

Carmike Cinemas Second Quarter Revenue Rises 7.9%

to a Record $183.0 Million

COLUMBUS, Georgia – August 4, 2014 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and six-month periods ended June 30, 2014, as summarized below.

SUMMARY FINANCIAL DATA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2014	2013	2014	2013
Total operating revenues	$183.0	$169.5	$341.9	$298.8
Operating income	18.7	23.4	26.8	26.8
Interest expense	13.0	12.3	26.1	24.6
Theatre level cash flow (1)	37.6	39.8	65.1	62.5
Net income	3.2	6.7	0.1	0.9
Adjusted net income (1)	4.0	6.9	1.4	3.3
Adjusted EBITDA (1)	32.0	34.0	52.7	51.2

(in millions)	June 30, 2014		Dec. 31, 2013
Total debt(1)	$452.2		$455.3
Net debt(1)	$307.2		$311.4

(1)	Theatre level cash flow, adjusted net income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income and adjusted net income to net income for the three and six months ended June 30, 2014 and 2013, as well as a schedule of total debt and net debt as of June 30, 2014 and December 31, 2013, are included in the supplementary tables accompanying this news announcement.

“Carmike’s operating momentum continued in the second quarter of 2014 as admission revenues and concessions and other revenues rose by approximately 7% and 9%, respectively, fueled by our recent acquisitions. Carmike’s Q2 admissions over-indexed the industry on a per screen basis by almost 600 basis points. In addition, we generated our eighteenth consecutive quarter of year-over-year concessions and other per patron spending growth,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer. “Notwithstanding Carmike’s industry out-performance, the 2014 second quarter presented a challenging year-over-year comparison given the strength of the film slate in the year-ago period. While our film exhibition and concession costs remained relatively constant on a year-over-year basis as a percentage of revenue, adjusted EBITDA declined by approximately 6% as a result of our proportionately higher fixed cost structure.”

“Over the last two years, Carmike has effectively executed its long-term strategy to identify acquisition opportunities that expand our operating platform in attractive, complementary markets which we believe has enhanced long-term value for our shareholders. On May 15, the Company announced a definitive merger agreement to acquire Digital Cinema Destinations Corp (Digiplex) in a stock-for-stock transaction which is expected to close during the third quarter of 2014 and will increase Carmike’s footprint to approximately 280 theatres and over 2,900 screens in 41 states, inclusive of Digiplex’s acquisition pipeline. Digiplex is a circuit of quality theatres and we believe this transaction is another positive strategic development for the Company which brings us closer to our circuit expansion target of 300 theatres and 3,000 screens.

“While the film slate varies from quarter-to-quarter, our growing circuit of high quality theatres and our company-wide emphasis on customer service excellence remain critical factors in our ability to generate positive operating results over the long-term. With a much stronger financial and operating base, our board, management team and I are optimistic about the company’s prospects to further strategically expand the business,” concluded Mr. Passman.

Theatre Performance Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Average theatres	253	244	252	245
Average screens	2,667	2,468	2,664	2,475
Average attendance per screen(1)	5,840	6,054	10,934	10,731
Average admission per patron(1)	$7.39	$7.22	$7.30	$7.13
Average concessions/other sales per patron(1)	$4.36	$4.19	$4.43	$4.19
Total attendance (in thousands)(1)	15,574	14,941	29,152	26,561
Total operating revenues (in thousands)	$182,987	$169,525	$341,910	$298,808

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Second quarter admissions revenue grew 7.3%, while concessions and other revenues rose 9.0%, leading to 7.9% growth in total Q2 operating revenues. This growth is largely attributable to our recent acquisitions and a 2.4% increase in average admissions per patron, partially offset by a weaker industry box office in Q2 2014. Average concessions and other revenues per patron rose 4.1% to $4.36 quarter over quarter. Overall, combined Q2 2014 average admissions per patron and average concessions/other sales per guest rose approximately 3% to a record level of $11.75 per visit to our entertainment complexes.

“Film exhibition costs as a percentage of admissions revenues decreased by approximately 70 basis points to 56.0% due primarily to less successful industry box office in Q2 2014. Concession costs as a percentage of concessions and other revenues decreased by approximately 50 basis points to 11.8% as a result of more favorable concession costs in Q2 2014.

“Salaries and benefits rose $2.2 million to $23.5 million as a result of our recent acquisitions. Theatre occupancy costs rose $4.9 million to $21.0 million due primarily to recent acquisitions and new build-to-suit theatres. Other theatre operating costs were $28.5 million, compared to $23.9 million in the 2013 period, due primarily to the expected incremental operating expenses resulting from our expanded circuit. General and administrative expenses were $6.5 million, versus $6.0 million in the 2013 period, due to increased legal and professional fees related to our acquisition and expansion initiatives. As expected, quarterly interest expense rose to $13.0 million, due principally to the assumption of long-term lease obligations associated with the acquired Muvico screens.

“Adjusted EBITDA in Q2 2014 was $32.0 million and theatre level cash flow was $37.6 million. While a majority of our costs are largely fixed, we continue to exercise prudent cost management throughout the organization to maximize the performance of our operations and create efficiencies.

“At quarter-end we had $307.2 million of net debt, versus $311.4 million at December 31, 2013, reflecting an aggregate of capital leases and long-term financing obligations, plus senior notes. Carmike’s quarter-ending balance sheet included cash of $145.0 million. Our strategy continues to focus on deploying cash to expand our theatre circuit through accretive acquisitions and new locations through build-to-suit arrangements,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net income plus impairment of long-lived assets, merger and acquisition-related expenses, lease termination charges, and loss (gain) on sale of property and equipment, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus loss (income) from unconsolidated affiliates, loss from discontinued operations, merger and acquisition-related expenses, lease termination charges, loss (gain) on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. Carmike has 253 theatres with 2,670 screens in 37 states. The circuit includes 39 premium large format auditoriums featuring state-of-the-art technology and luxurious seating, including 24 “BigDs,” 13 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding circuit and strategic expansion, the closing of the Digiplex acquisition and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to; our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$115,116	$107,267	$212,687	$188,322
Concessions and other	67,871	62,258	129,223	110,486

Total operating revenues	182,987	169,525	341,910	298,808
Operating costs and expenses:
Film exhibition costs	64,434	60,832	117,323	103,848
Concession costs	7,977	7,683	15,096	13,611
Salaries and benefits	23,487	21,299	45,021	39,663
Theatre occupancy costs	20,954	16,022	41,315	31,236
Other theatre operating costs	28,545	23,912	57,927	47,706
General and administrative expenses	6,528	6,032	14,026	12,047
Lease termination charges	—	—	—	3,063
Depreciation and amortization	11,927	10,224	23,698	20,425
Loss (gain) on sale of property and equipment	395	(21)	328	59
Impairment of long-lived assets	—	133	358	325

Total operating costs and expenses	164,247	146,116	315,092	271,983

Operating income	18,740	23,409	26,818	26,825
Interest expense	13,000	12,346	26,116	24,645

Income before income tax and (loss) income from unconsolidated affiliates	5,740	11,063	702	2,180
Income tax expense	2,392	4,773	382	520
(Loss) income from unconsolidated affiliates	(126)	352	(210)	(663)

Income from continuing operations	3,222	6,642	110	997
Loss from discontinued operations	—	35	(52)	(103)

Net income	$3,222	$6,677	$58	$894

Weighted average shares outstanding:
Basic	22,872	17,598	22,847	17,573
Diluted	23,483	18,608	23,463	18,033

Net income per common share (Basic):
Income from continuing operations	$0.14	$0.38	$—	$0.06
Loss from discontinued operations, net of tax	—	—	—	(0.01)

Net income per common share	$0.14	$0.38	$—	$0.05

Net income per common share (Diluted):
Income from continuing operations	$0.14	$0.37	$—	$0.06
Loss from discontinued operations, net of tax	—	—	—	(0.01)

Net income per common share	$0.14	$0.37	$—	$0.05

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$3,222	$6,677	$58	$894
Income tax expense	2,392	4,773	382	520
Interest expense	13,000	12,346	26,116	24,645
Depreciation and amortization	11,927	10,224	23,698	20,425

EBITDA	30,541	34,020	50,254	46,484
Loss (income) from unconsolidated affiliates	126	(352)	210	663
Loss from discontinued operations	—	35	(52)	(103)
Loss (gain) on sale of property and equipment	395	(21)	328	59
Impairment of long-lived assets	—	133	358	325
Lease termination charges	—	—	—	3,063
Merger and acquisition-related expenses	945	216	1,559	747

Adjusted EBITDA	$32,007	$34,031	$52,657	$51,238

General and administrative expenses	5,583	5,816	12,467	11,300

Theatre level cash flow	$37,590	$39,847	$65,124	$62,538

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	June 30, 2014	Dec. 31, 2013
Current maturities of capital leases and long-term financing obligations	$8,602	$6,870
Long-term debt	209,655	209,619
Capital leases and long-term financing obligations, less current maturities	233,920	238,763

Total debt	$452,177	$455,252
Less cash and cash equivalents	(145,005)	(143,867)

Net debt	$307,172	$311,385

ADJUSTED NET INCOME (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$3,222	$6,677	$58	$894
Impairment of long-lived assets	—	133	358	325
Loss (gain) on sale of property and equipment	395	(21)	328	59
Lease termination charges	—	—	—	3,063
Merger and acquisition-related expenses	945	216	1,559	747
Tax effect of adjustments to net income	(563)	(136)	(943)	(1,740)

Adjusted net income	$3,999	$6,869	$1,360	$3,348

Weighted average shares outstanding (basic)	22,872	17,598	22,847	17,573
Weighted average shares outstanding (diluted)	23,483	18,068	23,463	18,033
Adjusted net income per share (basic)	$0.17	$0.39	$0.06	$0.19
Adjusted net income per share (diluted)	$0.17	$0.38	$0.06	$0.19

(1)	Adjustments to net income for the three and six months ended June 30, 2014 and 2013 are shown net of tax effect of 42.0% and 41.5%, respectively, which represents the estimated combined federal and state tax rates.